EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-8 of our report dated February 2, 2001 (February 14, 2001 as to Note 22), appearing in the Prospectus dated May 3, 2001 and filed on May 4, 2001.

/s/ DELOITTE & TOUCHE LLP

New York, New York
August 21, 2001